UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 16, 2009
BRIGHTPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)
Indiana

(State or Other Jurisdiction of Incorporation)

1-12845	35-1778566

(Commission File Number)	(IRS Employer Identification No.)

7365 Interactive Way, Suite 200, Indianapolis, IN	46278

(Address of Principal Executive Offices)	(Zip Code)
(317) 707-2355

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
On October 16, 2009, 501 Airtech Parkway LLC, an indirect, wholly-owned subsidiary of Brightpoint, Inc. (the “Company”) entered into an agreement to purchase the Company's primary North America distribution facility located in Plainefield, Indiana (the "Property") for $31.0 million plus closing costs and commissions from KPJV 501 Airtech Parkway, LLC (the “Seller”). Brightpoint North America L.P., an indirect, wholly-owned subsidiary of the Company has been the tenant and the Seller was previously the landlord in an operating lease for the Property. There were ten (10) years remaining on the initial lease term, with five (5) year option renewal periods extending to 2044. The sum of the remaining minimum lease payments for the remaining ten (10) years of the initial lease term was $43.1 million. The purchase was financed using availability on the Company’s Global Credit Facility, and the Company is not currently pursuing any other financing agreement for the Property.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTPOINT, Inc. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President and General Counsel

Date: October 22, 2009